Exhibit 99(c)

Household Finance Corporation
HRSI Funding, Inc. II
Household Private Label Credit Card Master Note Trust I, Series 2002-1


Original Class A Principal                      400,000,000.00
Number of Class A Bonds (000's)                     400,000.00
Original Class B Principal                       53,850,000.00
Number of Class B Bonds (000's)                      53,850.00
Original Class C Principal                       30,775,000.00
Number of Class C Bonds (000's)                      30,775.00


Distribution Date

CLASS A
-------
Class A Principal Distributions                                            0.00
Class A Interest                                                  15,705,555.53


CLASS B
-------
Class B Principal Distributions                                            0.00
Class B Interest                                                     916,311.26


CLASS C
-------
Class C Principal Distributions                                            0.00
Class C Interest                                                     669,805.73